Exhibit 10.11

AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement, dated as of November 30, 2011, is made by JOHN A. MARTELL, an individual (the “Subordinated Creditor”), for the benefit of WELLS FARGO BANK NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operation division (the “Lender”).

MISCOR GROUP, LTD., an Indiana corporation (“MISCOR”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation (“MIS”) and HK ENGINE COMPONENTS, LLC, an Indiana limited liability company (“HK”) and together with MISCOR and MIS (the “Borrowers” and each a “Borrower”) are now or hereafter may be indebted to the Lender on account of loans or the other extensions of credit or financial accommodations from the Lender to the Borrowers, or to any other person under the guaranty or endorsement of the Borrowers. MISCOR issued a promissory note to the Subordinated Creditor dated November 30, 2011 in the principal amount of One Million Six Hundred Eighty Thousand Ninety-four and 60/100 Dollars ($1,680,094.60) (together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefore, the “Subordinated Note”), a copy of which is attached as Exhibit A.

As one of the conditions to granting MISCOR and the other Borrowers credit under the Credit Agreement (as hereafter defined), the Lender has required that the Subordinated Creditor subordinate the payment of the Subordinated Debt to the payment of any and all indebtedness of the Borrowers to the Lender, provided that subject to the terms of this Agreement certain payments of the Subordinated Debt (defined below as “Permitted Payments”) may be made. Assisting the Borrowers in obtaining credit accommodations from the Lender and subordinating his interests pursuant to the terms of this Agreement are in the Subordinated Creditor’s best interest.

ACCORDINGLY, in consideration of the foregoing and other financial accommodations that have been made and may hereafter be made by the Lender for the benefit of the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor agrees as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Credit Agreement. In addition, as used herein, the following terms have the meanings set forth below:

“Availability” has the meaning provided in the Credit Agreement, and as of any date of determination shall be such amount as is shown on Lender’s loan system.

“Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Lender Indebtedness, including, but not limited to, an extension and related modification of each of the notes issued thereunder, or any default under or breach of any such agreement or instrument.

“Collateral” means all collateral now or hereafter securing payment of the Lender Indebtedness, including all proceeds thereof.

“Credit Agreement” means the Credit and Security Agreement dated as of January 14, 2008, as amended through the date hereof, by and among the Borrowers and the Lender, as the same may hereafter be further amended, supplemented or restated from time to time

“Effective Date Payments” means a prepayment of principal of the Subordinated Note in the amount of $316,666 to be made to the Subordinated Creditor on or about the date hereof, subject to the terms and conditions hereof, and a prepayment of principal in the aggregate amount of $633,332 to be made to BDeWees, Inc. and XGen III, Ltd. on the same date.

“Excess Availability” means, as determined on the date of the Effective Date Payments, the amount equal to Availability, after giving effect to (i) the Effective Date Payments, (ii) the payment of Borrowers’ trade payables older than thirty (30) days past due date (subject to the exclusion of certain account balances which have extended terms or other payment arrangements evidenced by documentation reviewed by and acceptable to Lender in its sole discretion), and (iii) the payment of all book overdrafts and transaction expenses (including the closing fee payable to Lender).

“Lender Indebtedness” means each and every debt, liability and obligation of every type and description which the Borrowers and each of them may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of any Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Permitted Payments” means the following payments of principal and interest on the Subordinated Debt permitted to be made subject to the terms and conditions of this Agreement, including the conditions set forth below:

1. So long as Excess Availability is not less than Five Hundred Thousand Dollars ($500,000), payment of (a) the Effective Date Payment payable to the Subordinated Creditor; (b) the second special payment of principal in the amount of One Hundred Twenty Thousand Dollars ($120,000.00) on or before December 29, 2011; and (c) the third special payment of principal in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) on or before June 30, 2012.

2. So long as there is no Borrower Default, payment of scheduled monthly principal payments per the terms of the Subordinated Note and the final payment of principal and accrued and unpaid interest on the Subordinated Note due October 31, 2013.

3. So long as there is no Borrower Default, scheduled payments (but not prepayments) of interest (other than default interest) required to be paid under the Subordinated Note.

“Subordinated Debt” means each and every debt, liability and obligation of every type and description which any Borrower and/or Affiliate may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, including, without limitation, the Subordinated Note.

2. Subordination. Subject to the Subordinated Creditor’s right to receive the Permitted Payments in accordance with the terms of this Agreement, the payment of any and all of the Subordinated Debt principal is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Lender Indebtedness; and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, the Lender shall hold Liens in the Collateral, superior in priority to any Lien of the Subordinated Creditor, and any Lien claimed therein (including any proceeds thereof) by the Subordinated Creditor shall be and remain fully subordinate for all purposes to the Liens of the Lender therein for all purposes whatsoever. The Subordinated Debt shall continue to be subordinated to the Lender Indebtedness even if the Lender Indebtedness is subordinated, avoided, or disallowed under the United States Bankruptcy Code or other applicable law.

3. Payments. Until all of the Lender Indebtedness has been paid in full and the Lender has released its Lien in the Collateral, the Borrowers shall not pay and the Subordinated Creditor shall not, without the Lender’s prior written consent, demand, receive or accept any payment of principal from any Borrower in respect of the Subordinated Debt, or exercise any right of or permit any setoff in respect of the Subordinated Debt, except that unless the Lender has provided written notice to the Subordinated Creditor that a Borrower Default has occurred and is continuing and that no payments may be made on the Subordinated Debt, (i) the Borrowers shall be permitted to exercise any right of set off they may have against the Subordinated Note, and (ii) the Subordinated Creditor may accept and keep the Permitted Payments.

4. Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Debt that the Subordinated Creditor is not entitled to accept under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Lender and will forthwith turn over such payment to the Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Lender Indebtedness (whether or not due), in such manner of application as the Lenders may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, the Lender, or any of its officers or employees or agents is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

5. Action on Subordinated Debt. Unless the Lender has commenced an action or proceeding to recover all of any part of the Lender Indebtedness, the Subordinated Creditor will not commence any action or proceeding against any Borrower or Affiliate to recover all or any part of the Subordinated Debt, or join with any other creditor (unless the Lender shall so join) in bringing any proceeding against any Borrower or Affiliate under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government; provided that in no event shall the Subordinated Creditor enforce any judgment or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditor with respect to any such Collateral, unless and until the Lender Indebtedness has been paid in full and the Lender has released its Liens in the Collateral.

6. Action Concerning Collateral.

(a) Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, the Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to any Borrower or the Collateral, all with notice to and/or consent of the Subordinated Creditor only to the extent, if any, specifically required by applicable law.

(b) In addition, and without limiting the generality of the foregoing, if (i) a Borrower Default has occurred and is continuing, (ii) a Borrower or the Lender intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) the Lender has given written notice thereof to the Subordinated Creditor, and (iv) the Subordinated Creditor has failed, within ten (10) days after receipt of such notice, to purchase for cash the Lender Indebtedness for the full amount thereof, the Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien he may have in such Collateral and to have authorized the Lender and its agents to file partial releases with respect to such Collateral.

(c) The Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Lender be deemed the Subordinated Creditor’s agent with respect to the Collateral. All proceeds received by the Lender with respect to any Collateral may be applied, first, to pay or reimburse all costs and expenses (including reasonable attorneys’ fees) incurred in connection with the collection of such proceeds, and, second, to any Lender Indebtedness secured by the Liens of the Lender in that Collateral, in any order that the Lender may choose.

7. Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of any Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of any Borrower, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of such Borrower in respect of the Subordinated Debt and will hold in trust for the Lender and promptly pay over to the Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Debt, unless and until the Lender Indebtedness has been paid in full and the Lender’s Lien in the Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, the Lender, as attorney-in-fact for the Subordinated Creditor, may, but is not hereby obligated to, take such action on the Subordinated Creditor’s behalf. In the event of Subordinated Creditor’s failure to take such action, then Subordinated Creditor hereby irrevocably appoints the Lender, or any of its officers or employees, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest), with the power, but not the duty, to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Debt, to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and to take such other action in the name of the Lender or in the name of the Subordinated Creditor as the Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to the Lender such other and further powers-of-attorney or instruments as the Lender may request in order to accomplish the foregoing. If the Lender desires to permit the use of cash collateral or to provide post-petition financing to a Borrower, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

8. Restrictive Legend; Transfer of Subordinated Debt. The Subordinated Creditor will cause all written evidence of the Subordinated Debt, including all notes, bonds, and other instruments evidencing the Subordinated Debt or any part thereof, to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement; and the Subordinated Creditor will mark his books conspicuously to evidence the subordination effected hereby. The Subordinated Creditor is the lawful holder of the Subordinated Debt and has not transferred any interest therein to any other person or entity. Without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Debt or agree to a discharge or forgiveness of the same.

9. Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Lender may, without notice to or consent by the Subordinated Creditor, modify any term of the Lender Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Lender’s rights or any of the Subordinated Creditor’s obligations hereunder:

(a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Lender Indebtedness or any instrument evidencing the same in any manner;

(b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Lender Indebtedness or any part thereof;

(c) release anyone liable in any manner for the payment or collection of the Lender Indebtedness or any part thereof;

(d) exercise or refrain from exercising any right against any Borrower or any other person (including the Subordinated Creditor); and

(e) apply any sums received by the Lender, by whomsoever paid and however realized, to the Lender Indebtedness in such manner as the Lender shall deem appropriate.

10. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Lender to make any future loans or other extensions of credit or financial accommodations to the Borrowers.

11. Marshalling. The Subordinated Creditor hereby waives any and all rights to require the marshalling of assets in connection with the exercise of any of the Lender’s remedies permitted by applicable law or agreement.

12. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by nationally recognized overnight delivery service, in each case addressed to the party to whom notice is being given at its address or as set forth below:

If to the Lender:

Wells Fargo Bank, National Association

150 S. Wacker Drive, Suite 2200

Chicago, Illinois 60606

Attn: Daniel J. Manella, Vice President, Wells Fargo Capital Finance

If to the Subordinated Creditor:

John A. Martell

61249 Howell Drive

Cassopolis, Michigan 49031

With a copy to:

James R. Brotherson

Baker & Daniels LLP

202 S. Michigan Street, Suite 1400

South Bend, Indiana 46601

or at such other address or telefacsimile number as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by overnight courier.

13. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Debt conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Lender and the Subordinated Creditor.

14. No Waiver. No waiver shall be deemed to be made by the Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Lender or the obligations of the Subordinated Creditor to the Lender in any other respect at any time.

15. Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s heirs, legal representatives, and assigns and shall inure to the benefit of the Lender and its participants, successors and assigns, irrespective of whether this or any similar agreement is executed by any other subordinated creditor of any Borrower. Notice of acceptance by the Lender of this Agreement or of reliance by the Lender upon this Agreement is hereby waived by the Subordinated Creditor.

16. Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Ohio.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Subordinated Creditor has executed this Subordination Agreement as of the date and year first above-written.

By:
John A. Martell

ACKNOWLEDGMENT BY BORROWERS

Each of the undersigned, being the Borrowers referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Lender that it shall make no payment on the Subordinated Debt that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Debt effected hereby.

MISCOR GROUP, LTD.

By:
Michael P. Moore, President & CEO

MAGNETECH INDUSTRIAL SERVICES, INC.

By:
Michael P. Moore, President & CEO

HK ENGINE COMPONENTS, LLC

By:
Michael P. Moore, President & CEO

Execution Copy

AMENDED PROMISSORY NOTE

(SECURED)

$1,680,094.60	November __, 2011
South Bend, Indiana

THIS INSTRUMENT REPLACES A $425,149 FEBRUARY 3, 2010 SECURED PROMISSORY NOTE.

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED SUBORDINATION AGREEMENT BY JOHN A. MARTELL IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF NOVEMBER ___, 2011.

FOR VALUE RECEIVED, the undersigned, MISCOR GROUP, LTD., an Indiana corporation (the “Borrower”), hereby promises to pay to the order of JOHN A. MARTELL, a resident of Michigan (the “Lender”), at his residence of 61249 Howell Drive, Cassopolis, Michigan 49031 or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of One Million, Six Hundred Eighty Thousand, Ninety-Four and 60/100 Dollars ($1,680,094.60), or such lesser principal sum as may then be owed by the Borrower to the Lender under this Amended Promissory Note (Secured) (the “Note”), and any remaining accrued interest (as set forth below), on or before the earlier of the following dates:

The entire unpaid principal of the Note, and any unpaid and accrued interest thereon, shall be due in full on October 31, 2013 (the “Stated Maturity Date”).

THE UNPAID INDEBTEDNESS EVIDENCED HEREBY SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE STATED MATURITY DATE, TOGETHER WITH ANY REMAINING ACCRUED INTEREST THEREON (AS SET FORTH BELOW).

This Note shall bear interest as follows:

(a)	From today through February 28, 2013, interest on the unpaid principal amount shall be the greater of 7.5% or 2% plus Prime (as defined below);

(b)	From March 1, 2013 until the Stated Maturity Date, interest on the unpaid principal amount shall be the greater of 9.5% or 2% plus Prime;

(c)	The rate of interest on the unpaid principal balance, for any of the time periods set forth in subparagraphs (a) and (b) above, shall be fixed at the beginning date of each time period.

(d)	As used in this Note, “Prime” shall mean the prime rate of interest published in the “Money Rates” section of The Wall Street Journal. In the event The Wall Street Journal ceases to be published on a current basis or ceases to include publication of the “Prime Rate,” then the Lender or his assignee will select an alternative measure of the cost of money which, in the Lender’s judgment, is reasonably equivalent to the “Prime Rate” as previously published in The Wall Street Journal, which alternative cost of money shall be “Prime.”

The first special payment of principal shall be made on the date upon which the Borrower refinances its primary financing facilities with Well Fargo Bank National Association. The first special payment of principal shall be in the amount of Three Hundred Sixteen Thousand Six Hundred Sixty-six Dollars ($316, 666.00).

The second special payment of principal, in the amount of One Hundred, Twenty Thousand Dollars ($120,000.00) shall be made on or before December 29, 2011.

The third special payment of principal, in the amount of Two Hundred, Fifty Thousand Dollars ($250,000), shall be made on or before June 30, 2012.

Regular installment payments on the principal sum shall begin January 1, 2012, and shall be made on the first day of each consecutive month thereafter in amounts of not less than Seven Thousand Five Hundred Dollars ($7,500). Effective January 1, 2013, and on the first day of each consecutive calendar month until the Stated Maturity Date, installment payments on the principal sum shall be not less than Twelve Thousand Five Hundred Dollars ($12,500), with the final payment of the entire unpaid principal, and all unpaid accrued interest thereon, due on the Stated Maturity Date. All payments of principal shall be accompanied by a payment of all then-accrued but unpaid interest, including unpaid interest which may have accrued prior to the date of this Note. Payments of both principal and interest hereunder are to be made in immediately available funds.

At any time there is a Change in Control (as defined in this paragraph) of Borrower as a result of or contemporaneously with an exchange or issuance of securities to one or more persons, Borrower will be required to pay the then-remaining principal balance (plus all then accrued but unpaid interest) under this Note. For purposes of this Agreement, the term “Change in Control” shall mean a situation (whether occasioned by issuance, sales, or transfers of a Borrower’s securities or by any merger, consolidation, recapitalization, reorganization, or other transaction involving a Borrower) in which any person, company or organization, not a five percent (5%) or more shareholder as of the date of this Agreement, acquires record beneficial ownership of more than fifty percent (50%) of MISCOR’s outstanding capital stock.

If Wells Fargo Bank, National Association lawfully prevents the Borrower from making payments of principal, then Borrower shall, nonetheless, make payments of any then-accrued but unpaid interest which would otherwise be payable on the principal payment date.

If the Borrower fails, refuses, or is prevented from paying any principal, interest, charges, costs, expenses and/or fees in accordance with the terms of this Note (“Event of Default”), then Lender shall be entitled, at his sole option, to accelerate the then outstanding indebtedness hereunder and to take all other action permissible by law. Upon an Event of Default, the Lender at his option may, if permitted under applicable law, increase the rate of interest on this Note to Five (5) percentage points (“Default Rate of Interest”) over the then applicable interest rate. The Default Rate of Interest will not exceed the maximum rate permitted by applicable law.

The remedies of the Lender as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower, and/or against any collateral or guarantor, at the sole discretion of the Lender.

The Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Lender; and the Borrower agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Borrower or affecting the Borrower’s liability hereunder.

It is the intent of the Lender and the Borrower that the rate of interest and all other charges to the Borrower be lawful. If for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Note would exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit.

The Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the Lender (and then only to the extent specifically set forth therein). A waiver of any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Note.

This Note shall not be amended, supplemented or modified except pursuant to a writing signed by both the Lender and the Borrower.

If at any time or times, the Lender: (a) employs counsel in good faith for advice or other representation (i) with respect to this Note or any collateral securing this Note, (ii) to represent Lender in any restructuring, workout, litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute or proceeding (whether instituted by the Lender, the Borrower or any other person or entity) in any way or respect relating to this Note or any collateral securing this Note, or (iii) to enforce any rights of the Lender against the Borrower; (b) takes any action to protect, collect, sell, liquidate or otherwise dispose of any collateral securing this Note; and/or (c) attempts to or enforces any of the Lender’s rights and remedies against the Borrower; then the costs and expenses incurred by the Lender shall be part of the indebtedness evidenced by this Note, payable by the Borrower to the Lender on demand. Without limiting the generality of the foregoing, such expenses and costs include any and all court costs, reasonable attorneys’ fees and expenses, and accountants’ fees and expenses.

Payment of this Note is secured pursuant to that certain Security Agreement dated as of February 10, 2010 (the “Security Agreement”), and other related documents dealing with the grant of security for the indebtedness represented by this Note.

This Note may be prepaid in advance of the installments above or the stated Maturity Date, without penalty and at the election of Borrower at any time.

This Note shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrower and its successors and permitted assigns. As used herein the term “Lender” shall mean and include the successors and assigns of the identified payee and the holder or holders of this Note from time to time.

THIS NOTE SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF INDIANA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND KNOWINGLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS NOTE OR ANY COLLATERAL SECURING THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR THE SECURITY AGREEMENT, OR (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR THE SECURITY AGREEMENT. THE LENDER AND THE BORROWER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized officer as of the date first above written.

MISCOR GROUP, LTD

By:
Michael P. Moore, President and Chief Executive Officer